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                                                                     Exhibit 1


                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-25
*CUSIP:          21988G676          Class       A-1
                 21988GAX4          Class       A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending December 1, 2003.

INTEREST ACCOUNT
----------------


Balance as of   June 1, 2003...........                                   $0.00
           Scheduled Income received on securities.......         $1,531,939.50
           Unscheduled Income received on securities.....                 $0.00

LESS:
           Distribution to Class A-1 Holders.....                -$1,491,831.25
           Distribution to Class A-2 Holders.....                   -$40,108.25
           Distribution to Depositor.............                        -$0.00
           Distribution to Trustee...............                        -$0.00
Balance as of    December 1, 2003................                         $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of   June 1, 2003...........                                   $0.00
        Scheduled Principal received on securities.......                 $0.00

LESS:
           Distribution to Holders.....                                  -$0.00
Balance as of   December 1, 2003.......                                   $0.00


                 UNDERLYING SECURITIES HELD AS OF   December 1, 2003

              Principal
               Amount                           Title of Security
              ---------                         -----------------

             $39,130,000        Dominion Resources Capital Trust I 7.83%
                                Capital Securities due December 1, 2027
                                *CUSIP:         25746RAE6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.